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                                  COMMUNITYCORP

                                                                    Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002.

The undersigned herby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that this Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This 12th day of May, 2003

/s/ W. ROGER CROOK
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W. Roger Crook
President and Chief Executive Officer

/s/ GWEN P. BUNTON
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Gwen P. Bunton
Vice President and Cashier

A signed original of this written statement required by Section 906 has been provided to Communitycorp and will be retained by Communitycorp and furnished to the Securities and Exchange Commission or its staff upon request.